Exhibit 99.1

FOR IMMEDIATE RELEASE
April 27, 2018

For further information contact:
Craig L. Montanaro, President and Chief Executive Officer, or
Eric B. Heyer, Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500

KEARNY FINANCIAL CORP.
REPORTS THIRD QUARTER 2018 OPERATING RESULTS
AND ANNOUNCES AUTHORIZATION FOR THIRD STOCK REPURCHASE PLAN

Fairfield, New Jersey, April 27, 2018 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the "Company"), the holding company of Kearny Bank (the "Bank"), today reported net income for the quarter ended March 31, 2018 of $5.4 million, or $0.07 per basic and diluted share.  The results represent an increase in net income of $4.1 million compared to net income of $1.3 million, or $0.02 per basic and diluted share, for the quarter ended December 31, 2017.

The increase in net income partly reflected a decrease in merger-related expenses related to the Company's acquisition of Clifton Bancorp, Inc. ("CSBK"), the holding company for Clifton Savings Bank ("Clifton"), which closed on April 2, 2018.  Such expenses decreased by $792,000 to $401,000 for the quarter ended March 31, 2018 compared to $1.2 million for the quarter ended December 31, 2017.  The Company estimates that merger-related expenses adversely impacted net income by approximately $379,000 and $1.0 million for the quarters ended March 31, 2018 and December 31, 2017, respectively, due to their limited income tax deductibility.  The Company expects to recognize additional merger-related expenses during the fourth quarter ending June 30, 2018 in conjunction with the closing of the CSBK merger transaction.

Under the terms of the merger agreement, each outstanding share of CSBK common stock was exchanged for 1.191 shares of the Company's common stock, resulting in the Company issuing 25.4 million shares of common stock to CSBK stockholders in conjunction with the merger's closing.  An additional $7,000 in cash was distributed to CSBK stockholders in lieu of fractional shares representing the equivalent of $13.24 per whole share of Kearny Financial Corp.

The increase in net income also reflected the impact of federal income tax reform that was codified through the passage of the Tax Cuts and Jobs Act (the "Act") during the prior quarter ended December 31, 2017.  The Act permanently reduced the Company's federal income tax rate from 35% to 21% while also including other provisions that altered the deductibility of certain recurring expenses recognized by the Company.  The provisions of the Act positively impacted the Company's earnings during the quarter ended March 31, 2018.  However, the passage of the Act resulted in a $3.5 million net reduction in the carrying value of the Company's deferred income tax assets and liabilities with an equal and offsetting charge to income tax expense during the prior quarter ended December 31, 2017.

The net charge of $3.5 million attributable to the changes in the carrying value of deferred income tax items was partially offset by a $769,000 reduction in current-year income tax expense attributable to the noted reduction in the Company's income tax rate.  For the current "transition" year ending June 30, 2018, the Company's statutory federal income tax rate has been reduced to 28%, reflecting effective statutory rates of 35% and 21% for the first and second halves of the year, respectively.  For the fiscal year ending June 30, 2019 and thereafter, the Company's statutory federal income tax rate will be reduced to 21%.

Excluding the impact on net income arising from the non-recurring, merger-related expenses discussed above, the Company's net income would have been $5.8 million or $0.08 per basic and diluted share for the three months ended March 31, 2018.  By comparison, excluding the impacts on net income arising from non-recurring merger-related expenses and federal income tax reform discussed above, the Company's net income would have been $5.0 million or $0.06 per basic and diluted share for the three months ended December 31, 2017.

Stock Repurchase Authorization

In addition to reporting operating results for the third quarter ended March 31, 2018, the Company also announced today that the Board of Directors has authorized a third stock repurchase plan to acquire up to 10,238,557 shares or 10% of the Company's currently outstanding common stock.  In conjunction with the commencement of a third stock repurchase plan, the Company also announced the completion of its second 10% stock repurchase plan.  That second plan, which was announced on May 24, 2017, authorized the repurchase of up to 8,559,084 shares. As discussed in greater detail below, the Company repurchased 8,559,084 shares under that plan, at a total cost of $122.0 million and an average cost of $14.25 per share.

Repurchases under the third stock repurchase plan will be made from time to time in the open market, through block trades, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission regulations. Such repurchases will be made at management's discretion at prices management considers to be attractive and in the best interests of the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company's financial performance.  Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The third stock repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.  The third stock repurchase program does not obligate the Company to purchase any particular number of shares, and there is no guarantee as to the exact number of shares to be repurchased by the Company.

Overview of Financial Performance

The Company continued to execute strategies during the third quarter of fiscal 2018 intended to grow and diversify its balance sheet while increasing its core earnings and prudently managing capital to promote long-term growth in shareholder value.  These strategies resulted in several incremental balance sheet growth and diversification achievements that are included among the following highlights for the quarter:

•
The Company's aggregate loan portfolio, excluding loans held for sale and the allowance for loan losses, increased by $59.9 million to $3.35 billion, or 67.9% of total assets, at March 31, 2018 from $3.29 billion, or 68.0% of total assets, at December 31, 2017.  The growth in the loan portfolio largely reflected the Company's continued strategic focus on growing and diversifying its commercial loan portfolio with the outstanding balance of commercial mortgage loans increasing by $77.3 million to $2.58 billion at March 31, 2018.  The rate of growth in commercial mortgage loans during the quarter ended March 31, 2018 continued to reflect the impact of an accelerated rate of loan prepayments that partially offset the increase in loans arising from new loan origination volume.  The Company continues to execute strategies designed to increase the origination volume of commercial mortgage loans to compensate for the noted increase in prepayments.  Toward that end, the Company's pipeline of commercial mortgage loans in the underwriting process increased during the quarter ended March 31, 2018.

•
The outstanding balance of residential mortgage loans held in the portfolio, including home equity loans and lines of credit, decreased by $12.0 million to $643.3 million at March 31, 2018 from $655.3 million at December 31, 2017.  The decrease largely reflected the Company's continued emphasis on its mortgage banking strategy through which most residential mortgage loans originated are sold into the secondary market.  Where appropriate, the Company augments the balance of loans originated and retained in portfolio with additional loan purchases to generally maintain the balance of residential mortgage loans as a percentage of the aggregate loan portfolio over time.

•	Nonperforming loans decreased by $2.1 million to $14.2 million, or 0.42% of total loans, at March 31, 2018 from $16.3 million, or 0.50% of total loans, at December 31, 2017.

•
The allowance for loan losses increased to $30.2 million at March 31, 2018 from $30.1 million at December 31, 2017, resulting in a "total loan coverage ratio", representing the balance of the allowance for loan losses as a percentage of total loans, of 0.90% and 0.91%, respectively.

•
The "nonperforming loan coverage ratio", representing the balance of the allowance for loan losses as a percentage of nonperforming loans, increased to 212.5% at March 31, 2018 from 184.0% at December 31, 2017.

•
The Company's securities portfolio increased by $35.0 million to $1.14 billion, or 23.2% of total assets, at March 31, 2018 from $1.11 billion, or 22.9% of total assets, at December 31, 2017.  The net increase in the securities portfolio partly reflected purchases of uncapped, floating-rate securities and subordinated debt issued by one community bank.  The growth due to security purchases was partially offset by normal principal repayments arising from amortization and maturities of securities. The increase in the securities portfolio was partially offset by a $2.0 million decrease in the fair value of the available for sale securities portfolio during the period.

•
The balance of cash and cash equivalents decreased by $12.4 million to $38.3 million at March 31, 2018 from $50.7 million at December 31, 2017.  The decrease largely reflected day-to-day operating fluctuations in the Company's balance of cash and cash equivalents.  The Company continues to limit the balance of cash and cash equivalents held to the minimum levels needed to meet its day-to-day funding obligations and overall liquidity risk management objectives.  Toward that end, the average balance of other interest-earning assets decreased by $14.7 million to $67.8 million for the quarter ended March 31, 2018 compared to $82.5 million for the quarter ended December 31, 2017.  Other interest-earning assets generally include the balance of interest-earning cash deposits held in other banks coupled with the balance of the Bank's mandatory investment in the capital stock of the Federal Home Loan Bank of New York.

•
The Company's total deposits increased by $34.0 million to $3.07 billion at March 31, 2018, from $3.03 billion at December 31, 2017.  The net growth in deposits reflected a $38.9 million increase in interest-bearing deposits that was partially offset by a $4.8 million decrease in non-interest-bearing deposits.  The growth in interest-bearing deposits largely reflected the continuing effects of product, pricing and marketing strategies implemented during fiscal 2018.  The decrease in non-interest-bearing deposits largely reflected day-to-day operating fluctuations in such balances.

•
Total borrowings increased by $53.1 million to $852.0 million at March 31, 2018, from $798.9 million at December 31, 2017.  The increase in borrowings partly reflected a $42.0 million increase in overnight borrowings drawn for liquidity management purposes coupled with an $11.1 million increase in depositor sweep account balances representing normal day-to-day fluctuations in such balances.

•
The Company's stockholders' equity increased by $1.9 million to $991.2 million at March 31, 2018 from $989.3 million at December 31, 2017.  The increase largely reflected net income earned during the period coupled with a net increase in accumulated other comprehensive income reflecting an increase in the fair value of the Company's derivatives portfolio, which was partially offset by a decrease in the fair value of the Company's available for sale securities portfolio.  The increase in stockholders' equity was partially offset by the effects of the Company's share repurchases and cash dividends paid to stockholders during the period.

•
At March 31, 2018, the Company's total consolidated equity to assets ratio was 20.09% while the Bank's total consolidated equity to assets ratio was 17.66%. The Company's and Bank's capital ratios at March 31, 2018 were well in excess of the levels required by federal banking regulators to be classified as "well-capitalized" under regulatory guidelines.

As highlighted below, the noted balance sheet growth, reinvestment and reallocation achievements helped to offset the adverse effects of an increase in market interest rates and a flattening yield curve on the Company's net interest margin:

•	The Company's net interest income increased by $222,000 to $27.1 million for the quarter ended March 31, 2018 from $26.8 million for the quarter ended December 31, 2017.

•
The Company's net interest margin remained stable at 2.41% for the quarters ended March 31, 2018 and December 31, 2017 while the net interest rate spread increased by one basis point to 2.15% from 2.14% for those same comparative periods, respectively.

The level of the Company's charge offs and provision for loan losses continued to reflect strong asset quality metrics:

•
The Company recognized net charge offs totaling approximately $241,000, reflecting an annualized net charge off rate of 0.03% on the average balance of total loans for the quarter ended March 31, 2018. By comparison, the Company's net charge offs totaled approximately $315,000 for the quarter ended December 31, 2017, reflecting an annualized net charge off rate of 0.04%.

•
The Company's provision for loan losses decreased by $513,000 to $423,000 for the quarter ended March 31, 2018 compared to $936,000 for the quarter ended December 31, 2017.  The decrease in the provision was partly attributable to the decrease in net charge offs between the two comparative periods, as discussed.  The decrease also reflected the effects of updates to historical and environmental loss factors that decreased the level of provision expense between comparative periods.  The decrease in provision expense was partially offset by the effects of comparatively greater growth during the quarter ended March 31, 2018 in the performing portion of the loan portfolio that is collectively evaluated for impairment using historical and environmental loss factors.

The strategies executed by the Company during the quarter ended March 31, 2018 continued to strengthen and diversify its sources of non-interest income, as highlighted below:

•
Gains on sale of residential mortgage loans totaled $202,000 for the quarter ended March 31, 2018 compared to $200,000 for the quarter ended December 31, 2017.  The modest increase in gains on sale reflected an increase in the volume of loans originated and sold that was partially offset by a decrease in the average net gain recognized per loan sold between comparative periods.

•
Gains on sale of loans originated under Small Business Administration ("SBA") programs totaled $144,000 for the quarter ended March 31, 2018.  By comparison, there were no SBA loans originated and sold during the three months ended December 31, 2017.

In addition to the items noted above, fees and service charges increased by $128,000 to $1.5 million for the quarter ended March 31, 2018 from $1.4 million for the quarter ended December 31, 2017.  The increase was largely attributable to an increase in commercial mortgage loan prepayment charges recognized between comparative periods.

The Company continues to evaluate and implement tactics and strategies designed to improve operating practices, policies and procedures while making more efficient and effective use of its supporting infrastructure, including human resources, facilities and information technology systems.

•
The Company's ratio of non-interest expense to average assets totaled 1.85% for the quarter ended March 31, 2018 compared to 1.89% for the prior quarter ended December 31, 2017.  For those same comparative periods, the Company's operating efficiency ratio decreased to 73.7% from 75.6%, respectively.    Excluding the impact of merger-related expenses, as discussed above, the Company's non-interest expense to average assets ratios would have been 1.82% and 1.79% for the quarters ended March 31, 2018 and December 31, 2017, respectively, while the Company's operating efficiency ratios would have been 72.4% and 71.7% for those same periods, respectively.

Collectively, the factors noted above contributed to the increase in net income for the quarter ended March 31, 2018 compared to the prior quarter ended December 31, 2017.  The increase in net income had a favorable impact on the Company's earnings-based performance ratios as highlighted below:

•
The Company's return on average assets for the quarter ended March 31, 2018 totaled 0.44% compared to 0.11% for the prior quarter ended December 31, 2017.  Excluding the impacts on net income arising from the non-recurring effects of merger-related expenses and federal income tax reform, as discussed above, the Company's return on average assets would have been 0.47% and 0.42% for the quarters ended March 31, 2018 and December 31, 2017, respectively.

•
The Company's return on average equity for the quarter ended March 31, 2018 totaled 2.18% compared to 0.51% for the prior quarter ended December 31, 2017.  Excluding the impacts on net income arising from the non-recurring effects of merger-related expenses and federal income tax reform, as discussed above, the Company's return on average equity would have been 2.33% and 2.00% for the quarters ended March 31, 2018 and December 31, 2017, respectively.

The Company continued to execute key capital management strategies during the quarter ended March 31, 2018 to further support shareholder value:

•	The Company maintained its regular quarterly cash dividend payable to stockholders of $0.03 per share declared and paid during the quarter ended March 31, 2018.

•
In May 2017, the Company announced its second share repurchase plan through which it authorized the repurchase of up to 8,559,084 shares, or 10%, of the Company's outstanding shares.  During the quarter ended March 31, 2018, the Company repurchased a total of 758,896 of its shares at an average cost of $14.26 per share.  The volume of the Company's share repurchases during the quarter ended March 31, 2018 reflected a significant period of inactivity during the pendency of the merger transaction with CSBK.  Through March 31, 2018, the Company has repurchased a total of 6,745,736 shares, or 78.8% of the number of shares authorized under the noted program, at a total cost of $97.9 million and at an average cost of $14.51 per share.

The Company's capital management strategies are continuing into the fourth quarter ending June 30, 2018, as highlighted below:

•
Subsequent to the closing of the merger with CSBK on April 2, 2018, the Company completed the second share repurchase plan by repurchasing the remaining 1,813,348 shares under the program announced in May 2017 at an average cost of $13.29 per share.

•	As discussed above, the Company has announced its third share repurchase program through which it authorized the repurchase of up to 10,238,557 shares, or 10%, of the Company's outstanding shares.

The exhibits that follow this narrative begin with the presentation of the Linked-Quarter Comparative Financial Analysis that supports the discussion above by presenting the Company's financial condition and operating results for the quarter ended March 31, 2018 compared to those for the prior quarter ended December 31, 2017.  This analysis is followed by a tabular Five-Quarter Financial Trend Analysis that presents similar financial information, together with other financial highlights and performance metrics, over a consecutive five quarter look-back period that is intended to reflect the Company's financial performance and strategic achievements over this extended period of time.

    Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet	At
(Dollars and Shares in Thousands,	March 31,	December 31,	Variance	Variance
Except Per Share Data, Unaudited)	2018	2017	or Change	or Change Pct.
Assets
Cash and cash equivalents	$38,283	$50,685	$(12,402)	(24.5)
Securities available for sale	684,771	637,671	47,100	7.4
Securities held to maturity	459,380	471,452	(12,072)	(2.6)
Loans held-for-sale	2,377	3,490	(1,113)	(31.9)
Loans receivable, including yield adjustments	3,351,369	3,291,516	59,853	1.8
Less allowance for loan losses	(30,248)	(30,066)	(182)	0.6
Net loans receivable	3,321,121	3,261,450	59,671	1.8
Premises and equipment	42,856	41,829	1,027	2.5
Federal Home Loan Bank stock	39,112	39,113	(1)	(0.0)
Accrued interest receivable	13,926	13,524	402	3.0
Goodwill	108,591	108,591	-	-
Bank owned life insurance	184,981	183,754	1,227	0.7
Deferred income taxes, net	3,898	6,941	(3,043)	(43.8)
Other assets	34,404	25,347	9,057	35.7
Total assets	$4,933,700	$4,843,847	$89,853	1.9

Liabilities
Deposits	$3,067,798	$3,033,766	$34,032	1.1
Borrowings	852,009	798,864	53,145	6.7
Advance payments by borrowers for taxes	8,969	8,511	458	5.4
Other liabilities	13,723	13,433	290	2.2
Total liabilities	3,942,499	3,854,574	87,925	2.3

Stockholders' Equity
Common stock	788	795	(7)	(0.9)
Paid-in capital	653,045	662,093	(9,048)	(1.4)
Retained earnings	355,270	353,536	1,734	0.5
Unearned ESOP shares	(33,076)	(33,563)	487	(1.5)
Accumulated other comprehensive income, net	15,174	6,412	8,762	136.7
Total stockholders' equity	991,201	989,273	1,928	0.2
Total liabilities and stockholders' equity	$4,933,700	$4,843,847	$89,853	1.9

Consolidated capital ratios
Equity to assets	20.09%	20.42%	-0.33%
Tangible equity to tangible assets	18.29%	18.59%	-0.30%

Share data
Outstanding shares	78,765	79,527	(762)	(1.0)
Equity per share	$12.58	$12.44	$0.14	1.1
Tangible equity per share (1)	$11.20	$11.07	$0.13	1.2
(1) Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement	For the three months ended
(Dollars and Shares in Thousands,	March 31,	December 31,	Variance	Variance
Except Per Share Data, Unaudited)	2018	2017	or Change	or Change Pct.
Interest income
Loans	$30,728	$30,610	$118	0.4
Mortgage-backed securities	2,817	2,848	(31)	(1.1)
Debt securities:
Taxable	3,633	3,229	404	12.5
Tax-exempt	652	641	11	1.7
Other interest-earning assets	715	704	11	1.6
Total Interest Income	38,545	38,032	513	1.3

Interest expense
Deposits	7,026	6,649	377	5.7
Borrowings	4,462	4,548	(86)	(1.9)
Total interest expense	11,488	11,197	291	2.6
Net interest income	27,057	26,835	222	0.8
Provision for loan losses	423	936	(513)	(54.8)
Net interest income after provision for loan losses	26,634	25,899	735	2.8

Non-interest income
Fees and service charges	1,537	1,409	128	9.1
Loss on sale and call of securities	(1)	-	(1)	-
Gain on sale of loans	346	200	146	73.0
Gain on sale of real estate owned	7	23	(16)	(69.6)
Income from bank owned life insurance	1,227	1,264	(37)	(2.9)
Electronic banking fees and charges	243	302	(59)	(19.5)
Miscellaneous	189	65	124	190.8
Total non-interest income	3,548	3,263	285	8.7

Non-interest expense
Salaries and employee benefits	12,888	12,926	(38)	(0.3)
Net occupancy expense of premises	2,359	2,122	237	11.2
Equipment and systems	2,323	2,193	130	5.9
Advertising and marketing	745	748	(3)	(0.4)
Federal deposit insurance premium	350	343	7	2.0
Directors' compensation	689	688	1	0.1
Merger-related expenses	401	1,193	(792)	(66.4)
Miscellaneous	2,788	2,551	237	9.3
Total non-interest expense	22,543	22,764	(221)	(1.0)
Income before income taxes	7,639	6,398	1,241	19.4
Income taxes	2,262	5,129	(2,867)	(55.9)
Net income	$5,377	$1,269	$4,108	323.7

Net income per common share (EPS)
Basic	$0.07	$0.02	$0.05
Diluted	$0.07	$0.02	$0.05

Dividends declared
Cash dividends declared per common share	$0.03	$0.03	$-
Cash dividends declared	$2,264	$1,856	$408
Dividend payout ratio	42.1%	146.3%	-104.2%

Weighted average number of common shares outstanding
Basic	75,492	77,174	(1,682)
Diluted	75,539	77,239	(1,700)

Average Balance Sheet Data	For the three months ended
(Dollars in Thousands, Unaudited)	March 31,	December 31,	Variance	Variance
	2018	2017	or Change	or Change Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,293,664	$3,255,862	$37,802	1.2
Mortgage-backed securities	492,232	501,081	(8,849)	(1.8)
Debt securities:				-
Tax-exempt	127,605	126,214	1,391	1.1
Taxable	511,368	495,316	16,052	3.2
Total debt securities	638,973	621,530	17,443	2.8
Other interest-earning assets	67,770	82,539	(14,769)	(17.9)
Total interest-earning assets	4,492,639	4,461,012	31,627	0.7
Non-interest-earning assets	369,299	364,015	5,284	1.5
Total assets	$4,861,938	$4,825,027	$36,911	0.8

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$871,060	$854,400	$16,660	1.9
Savings and club	513,974	518,542	(4,568)	(0.9)
Certificates of deposit	1,386,398	1,337,560	48,838	3.7
Total interest-bearing deposits	2,771,432	2,710,502	60,930	2.2
Borrowings:
Federal Home Loan Bank Advances	777,721	777,460	261	0.0
Other borrowings	33,529	30,606	2,923	9.6
Total borrowings	811,250	808,066	3,184	0.4
Total interest-bearing liabilities	3,582,682	3,518,568	64,114	1.8
Non-interest-bearing liabilities:
Non-interest-bearing deposits	267,152	277,236	(10,084)	(3.6)
Other non-interest-bearing liabilities	23,382	24,396	(1,014)	(4.2)
Total non-interest-bearing liabilities	290,534	301,632	(11,098)	(3.7)
Total liabilities	3,873,216	3,820,200	53,016	1.4
Stockholders' equity	988,722	1,004,827	(16,105)	(1.6)
Total liabilities and stockholders' equity	$4,861,938	$4,825,027	$36,911	0.8

Average interest-earning assets to average interest-bearing liabilities	125.40%	126.78%	-1.38%	(1.1)

Performance Ratio Highlights	For the three months ended
	March 31,	December 31,	Variance
	2018	2017	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.73%	3.76%	-0.03%
Mortgage-backed securities	2.29%	2.27%	0.02%
Debt securities:
Tax-exempt (1)	2.04%	2.03%	0.01%
Taxable	2.84%	2.61%	0.23%
Total debt securities	2.68%	2.49%	0.19%
Other interest-earning assets	4.22%	3.42%	0.80%
Total interest-earning assets	3.43%	3.41%	0.02%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.84%	0.80%	0.04%
Savings and club	0.12%	0.12%	0.00%
Certificates of deposit	1.46%	1.43%	0.03%
Total interest-bearing deposits	1.01%	0.98%	0.03%
Borrowings:
Federal Home Loan Bank Advances	2.27%	2.33%	-0.06%
Other borrowings	0.56%	0.27%	0.29%
Total borrowings	2.20%	2.25%	-0.05%
Total interest-bearing liabilities	1.28%	1.27%	0.01%

Interest rate spread (2)	2.15%	2.14%	0.01%
Net interest margin (3)	2.41%	2.41%	0.00%

Non-interest income to average assets (annualized)	0.29%	0.27%	0.02%
Non-interest expense to average assets (annualized)	1.85%	1.89%	-0.04%

Efficiency ratio (4)	73.66%	75.63%	-1.97%

Return on average assets (annualized)	0.44%	0.11%	0.33%
Return on average equity (annualized)	2.18%	0.51%	1.67%
(1) The yield on tax-exempt securities has not been adjusted to reflect their tax-effective yield.
(2) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities
(3) Net interest income divided by average interest-earning assets.
(4) Non-interest expense divided by the sum of net interest income and non-interest income.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet			At
(Dollars and Shares in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2018	2017	2017	2017	2017
Assets
Cash and cash equivalents	$38,283	$50,685	$38,823	$78,237	$170,591
Securities available for sale	684,771	637,671	636,600	613,760	614,948
Securities held to maturity	459,380	471,452	482,926	493,321	501,987
Loans held-for-sale	2,377	3,490	3,808	4,692	744
Loans receivable, including yield adjustments	3,351,369	3,291,516	3,260,328	3,245,261	3,122,628
Less allowance for loan losses	(30,248)	(30,066)	(29,445)	(29,286)	(27,614)
Net loans receivable	3,321,121	3,261,450	3,230,883	3,215,975	3,095,014
Premises and equipment	42,856	41,829	40,132	39,585	38,904
Federal Home Loan Bank stock	39,112	39,113	39,115	39,958	39,474
Accrued interest receivable	13,926	13,524	13,268	12,493	12,320
Goodwill	108,591	108,591	108,591	108,591	108,591
Bank owned life insurance	184,981	183,754	182,489	181,223	179,935
Deferred income taxes, net	3,898	6,941	13,230	15,454	14,318
Other assets	34,404	25,347	18,285	14,838	19,416
Total assets	$4,933,700	$4,843,847	$4,808,150	$4,818,127	$4,796,242

Liabilities
Deposits	$3,067,798	$3,033,766	$2,953,268	$2,930,127	$2,853,263
Borrowings	852,009	798,864	808,554	806,228	825,260
Advance payments by borrowers for taxes	8,969	8,511	9,787	8,711	8,059
Other liabilities	13,723	13,433	22,308	15,880	15,650
Total liabilities	3,942,499	3,854,574	3,793,917	3,760,946	3,702,232

Stockholders' Equity
Common stock	788	795	815	844	873
Paid-in capital	653,045	662,093	690,204	728,790	768,373
Retained earnings	355,270	353,536	354,123	361,039	359,083
Unearned ESOP shares	(33,076)	(33,563)	(34,049)	(34,536)	(35,022)
Accumulated other comprehensive income, net	15,174	6,412	3,140	1,044	703
Total stockholders' equity	991,201	989,273	1,014,233	1,057,181	1,094,010
Total liabilities and stockholders' equity	$4,933,700	$4,843,847	$4,808,150	$4,818,127	$4,796,242

Consolidated capital ratios
Equity to assets	20.09%	20.42%	21.09%	21.94%	22.81%
Tangible equity to tangible assets	18.29%	18.59%	19.27%	20.14%	21.02%

Share data
Outstanding shares	78,765	79,527	81,548	84,351	87,256
Equity per share	$12.58	$12.44	$12.44	$12.53	$12.54
Tangible equity per share (1)	$11.20	$11.07	$11.10	$11.24	$11.29
(1) Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Supplemental Balance Sheet Highlights			At
(Dollars in Thousands, Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Cash and cash equivalents
Cash and due from depository institutions	$18,229	$17,899	$17,972	$18,889	$17,429
Interest-bearing deposits in other banks	20,054	32,786	20,851	59,348	153,162
Total cash and cash equivalents	$38,283	$50,685	$38,823	$78,237	$170,591

Securities available for sale
Debt securities:
U.S. agency securities	$4,667	$4,810	$5,063	$5,316	$5,622
Municipal and state obligations	26,733	27,428	27,725	27,740	27,259
Asset-backed securities	182,066	169,484	163,615	162,429	150,805
Collateralized loan obligations	178,342	133,341	128,383	98,154	104,811
Corporate bonds	142,202	142,397	142,489	142,318	141,134
Trust preferred securities	8,485	8,494	8,544	8,540	8,248
Debt securities available for sale	542,495	485,954	475,819	444,497	437,879

Mortgage-backed securities:
Collateralized mortgage obligations	25,601	27,187	28,790	30,536	31,941
Residential pass-through securities	108,736	116,496	123,868	130,550	136,926
Commercial pass-through securities	7,939	8,034	8,123	8,177	8,202
Mortgage-backed securities	142,276	151,717	160,781	169,263	177,069
Total securities available for sale	$684,771	$637,671	$636,600	$613,760	$614,948

Securities held to maturity
Debt securities:
U.S. agency securities	$-	$-	$35,000	$35,000	$35,000
Municipal and state obligations	98,011	100,671	95,954	94,713	91,038
Subordinated debt	30,000	25,000	15,000	15,000	15,000
Debt securities held to maturity	128,011	125,671	145,954	144,713	141,038

Mortgage-backed securities:
Collateralized mortgage obligations	34,309	35,861	16,600	17,854	19,193
Residential pass-through securities	151,605	160,487	169,257	178,813	186,248
Commercial pass-through securities	145,455	149,433	151,115	151,941	155,508
Mortgage-backed securities	331,369	345,781	336,972	348,608	360,949
Total securities held to maturity	$459,380	$471,452	$482,926	$493,321	$501,987

Total securities	$1,144,151	$1,109,123	$1,119,526	$1,107,081	$1,116,935

Supplemental Balance Sheet Highlights			At
(Dollars in Thousands, Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Loan portfolio composition:
Residential first mortgage loans	$563,807	$574,322	$559,593	$567,323	$566,665
Home equity loans and lines of credit	79,522	80,961	80,746	82,822	82,412
Residential mortgage loans	643,329	655,283	640,339	650,145	649,077
Multifamily mortgage loans	1,471,573	1,438,386	1,427,840	1,412,575	1,371,339
Nonresidential and mixed use mortgage loans	1,113,385	1,069,254	1,085,983	1,085,064	995,782
Commercial mortgage loans	2,584,958	2,507,640	2,513,823	2,497,639	2,367,121
Commercial business loans	88,216	92,442	81,676	74,471	83,754
Construction loans	22,963	22,205	8,320	3,815	1,494
Account loans	3,038	2,996	2,800	2,863	2,860
Other consumer loans	7,186	8,951	10,988	13,520	15,313
Consumer loans	10,224	11,947	13,788	16,383	18,173
Total loans, excluding yield adjustments	3,349,690	3,289,517	3,257,946	3,242,453	3,119,619
Unamortized yield adjustments	1,679	1,999	2,382	2,808	3,009
Loans receivable, including yield adjustments	3,351,369	3,291,516	3,260,328	3,245,261	3,122,628
Less allowance for loan losses	(30,248)	(30,066)	(29,445)	(29,286)	(27,614)
Net loans receivable	$3,321,121	$3,261,450	$3,230,883	$3,215,975	$3,095,014

Loan portfolio allocation:
Residential first mortgage loans	16.8%	17.5%	17.2%	17.5%	18.2%
Home equity loans and lines of credit	2.4%	2.5%	2.5%	2.6%	2.6%
Residential mortgage loans	19.2%	20.0%	19.7%	20.1%	20.8%
Multifamily mortgage loans	43.9%	43.7%	43.8%	43.6%	44.0%
Nonresidential and mixed use mortgage loans	33.2%	32.5%	33.3%	33.5%	31.9%
Commercial mortgage loans	77.1%	76.2%	77.2%	77.0%	75.9%
Commercial business loans	2.6%	2.8%	2.5%	2.3%	2.7%
Construction loans	0.7%	0.7%	0.3%	0.1%	0.0%
Account loans	0.1%	0.1%	0.1%	0.1%	0.1%
Other consumer loans	0.3%	0.2%	0.3%	0.4%	0.5%
Consumer loans	0.4%	0.3%	0.4%	0.5%	0.6%
Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans > 90 days past due	$45	$31	$105	$74	$65
Nonaccrual loans	14,190	16,315	18,006	18,798	20,950
Total nonperforming loans	14,235	16,346	18,111	18,872	21,015
Other real estate owned	1,094	1,693	2,424	1,632	1,668
Total nonperforming assets	$15,329	$18,039	$20,535	$20,504	$22,683

Nonperforming loans (% total loans)	0.42%	0.50%	0.56%	0.58%	0.67%
Nonperforming assets (% total assets)	0.31%	0.37%	0.43%	0.43%	0.47%

Allowance for loan losses (ALLL):
ALLL to total loans	0.90%	0.91%	0.90%	0.90%	0.88%
ALLL to nonperforming loans	212.49%	183.93%	162.58%	155.18%	131.40%
Net charge offs (recoveries)	$241	$315	$471	$(483)	$254
Average net charge off (recovery) rate (annualized)	0.03%	0.04%	0.06%	-0.06%	0.03%

Supplemental Balance Sheet Highlights			At
(Dollars in Thousands, Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Funding by type:
Deposits
Non-interest-bearing deposits	$270,217	$275,065	$279,263	$267,412	$255,939
Interest-bearing demand	871,801	879,732	856,122	847,663	798,203
Savings and club	515,807	517,400	519,040	523,984	524,002
Certificates of deposit	1,409,973	1,361,569	1,298,843	1,291,068	1,275,119
Interest-bearing deposits	2,797,581	2,758,701	2,674,005	2,662,715	2,597,324
Total deposits	3,067,798	3,033,766	2,953,268	2,930,127	2,853,263

Borrowings:
Federal Home Loan Bank advances	775,625	775,649	775,673	775,696	775,719
Overnight borrowings	42,000	-	-	-	-
Depositor sweep accounts	34,384	23,215	32,881	30,532	49,541
Total borrowings	852,009	798,864	808,554	806,228	825,260

Total funding	$3,919,807	$3,832,630	$3,761,822	$3,736,355	$3,678,523

Loans as a % of deposits	108.3%	107.6%	109.5%	109.9%	108.5%
Deposits as a % of total funding	78.3%	79.2%	78.5%	78.4%	77.6%
Borrowings as a % of total funding	21.7%	20.8%	21.5%	21.6%	22.4%

Funding by source:
Retail funding
Non-interest-bearing deposits	$270,217	$275,065	$279,263	$267,412	$255,939
Interest-bearing demand	656,490	657,696	633,778	625,061	568,865
Savings and club	515,807	517,400	519,040	523,984	524,002
Certificates of deposit	1,248,218	1,210,616	1,175,407	1,168,010	1,152,025
Total retail deposits	2,690,732	2,660,777	2,607,488	2,584,467	2,500,831
Depositor sweep accounts	34,384	23,215	32,881	30,532	49,541
Total retail funding	2,725,116	2,683,992	2,640,369	2,614,999	2,550,372

Wholesale funding:
Interest-bearing demand	$215,311	$222,036	$222,344	$222,602	$229,338
Certificates of deposit (listing service)	104,934	93,853	101,791	101,430	101,432
Certificates of deposit (brokered)	56,821	57,100	21,645	21,628	21,662
Total wholesale deposits	377,066	372,989	345,780	345,660	352,432
FHLB Advances	775,625	775,649	775,673	775,696	775,719
Overnight borrowings	42,000	-	-	-	-
Total wholesale funding	1,194,691	1,148,638	1,121,453	1,121,356	1,128,151

Total funding	$3,919,807	$3,832,630	$3,761,822	$3,736,355	$3,678,523

Retail funding as a % of total funding	69.5%	70.0%	70.2%	70.0%	69.3%
Wholesale funding as a % of total funding	30.5%	30.0%	29.8%	30.0%	30.7%

Summary Income Statement	For the three months ended
(Dollars and Shares in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2018	2017	2017	2017	2017
Interest income
Loans	$30,728	$30,610	$30,473	$29,842	$28,235
Mortgage-backed securities	2,817	2,848	2,896	3,063	3,222
Debt securities:
Taxable	3,633	3,229	2,960	2,868	2,488
Tax-exempt	652	641	621	605	582
Other interest-earning assets	715	704	642	586	481
Total interest income	38,545	38,032	37,592	36,964	35,008

Interest expense
Deposits	7,026	6,649	6,219	5,909	5,420
Borrowings	4,462	4,548	4,563	4,325	3,381
Total interest expense	11,488	11,197	10,782	10,234	8,801
Net interest income	27,057	26,835	26,810	26,730	26,207
Provision for loan losses	423	936	630	1,188	1,809
Net interest income after provision for loan losses	26,634	25,899	26,180	25,542	24,398

Non-interest income
Fees and service charges	1,537	1,409	1,261	839	498
Loss on sale and call of securities	(1)	-	-	-	(22)
Gain on sale of loans	346	200	331	531	245
Gain (loss) on sale of real estate owned	7	23	(109)	3	(106)
Income from bank owned life insurance	1,227	1,264	1,267	1,288	1,279
Electronic banking fees and charges	243	302	278	287	240
Miscellaneous	189	65	66	72	119
Total non-interest income	3,548	3,263	3,094	3,020	2,253

Non-interest expense
Salaries and employee benefits	12,888	12,926	12,867	12,887	12,430
Net occupancy expense of premises	2,359	2,122	1,981	2,013	2,088
Equipment and systems	2,323	2,193	2,190	2,204	2,068
Advertising and marketing	745	748	710	937	753
Federal deposit insurance premium	350	343	360	352	338
Directors' compensation	689	688	689	689	689
Merger-related expenses	401	1,193	-	-	-
Miscellaneous	2,788	2,551	2,489	2,969	2,668
Total non-interest expense	22,543	22,764	21,286	22,051	21,034
Income before income taxes	7,639	6,398	7,988	6,511	5,617
Income taxes	2,262	5,129	2,756	2,107	1,549
Net income	$5,377	$1,269	$5,232	$4,404	$4,068

Net income per common share (EPS)
Basic	$0.07	$0.02	$0.07	$0.05	$0.05
Diluted	$0.07	$0.02	$0.07	$0.05	$0.05

Dividends declared (1)
Cash dividends declared per common share	$0.03	$0.03	$0.15	$0.03	$0.03
Cash dividends declared	$2,264	$1,856	$12,148	$2,448	$2,525
Dividend payout ratio	42.1%	146.3%	232.2%	55.6%	62.1%

Weighted average number of common shares outstanding
Basic	75,492	77,174	79,649	82,372	84,542
Diluted	75,539	77,239	79,708	82,429	84,624
(1) Dividends declared during the quarter ended September 30, 2017 include a $0.12 special dividend representing a supplemental distribution of net income to stockholders from the prior fiscal year ended June 30, 2017.

Average Balance Sheet Data	For the three months ended
(Dollars in Thousands, Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,293,664	$3,255,862	$3,257,465	$3,200,968	$3,029,151
Mortgage-backed securities	492,232	501,081	511,931	532,621	582,591
Debt securities:
Tax-exempt	127,605	126,214	122,685	119,957	116,479
Taxable	511,368	495,316	489,252	476,499	441,124
Total debt securities	638,973	621,530	611,937	596,456	557,603
Other interest-earning assets	67,770	82,539	79,920	118,349	61,336
Total interest-earning assets	4,492,639	4,461,012	4,461,253	4,448,394	4,230,681
Non-interest-earning assets	369,299	364,015	361,259	358,791	352,419
Total assets	$4,861,938	$4,825,027	$4,822,512	$4,807,185	$4,583,100

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$871,060	$854,400	$858,291	$813,148	$756,520
Savings and club	513,974	518,542	522,715	523,798	520,572
Certificates of deposit	1,386,398	1,337,560	1,285,882	1,289,504	1,242,757
Total interest-bearing deposits	2,771,432	2,710,502	2,666,888	2,626,450	2,519,849
Borrowings:
Federal Home Loan Bank Advances	777,721	777,460	778,104	775,703	643,504
Other borrowings	33,529	30,606	32,041	40,064	44,940
Total borrowings	811,250	808,066	810,145	815,767	688,444
Total interest-bearing liabilities	3,582,682	3,518,568	3,477,033	3,442,217	3,208,293
Non-interest-bearing liabilities:
Non-interest-bearing deposits	267,152	277,236	274,858	262,499	246,449
Other non-interest-bearing liabilities	23,382	24,396	29,754	25,112	25,028
Total non-interest-bearing liabilities	290,534	301,632	304,612	287,611	271,477
Total liabilities	3,873,216	3,820,200	3,781,645	3,729,828	3,479,770
Stockholders' equity	988,722	1,004,827	1,040,867	1,077,357	1,103,330
Total liabilities and stockholders' equity	$4,861,938	$4,825,027	$4,822,512	$4,807,185	$4,583,100

Average interest-earning assets to average interest-bearing liabilities	125.40%	126.78%	128.31%	129.23%	131.87%

Performance Ratio Highlights	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.73%	3.76%	3.74%	3.73%	3.73%
Mortgage-backed securities	2.29%	2.27%	2.26%	2.30%	2.21%
Debt securities:
Tax-exempt (1)	2.04%	2.03%	2.03%	2.02%	2.00%
Taxable	2.84%	2.61%	2.42%	2.41%	2.26%
Total debt securities	2.68%	2.49%	2.34%	2.33%	2.20%
Other interest-earning assets	4.22%	3.42%	3.21%	1.98%	3.13%
Total interest-earning assets	3.43%	3.41%	3.37%	3.32%	3.31%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.84%	0.80%	0.76%	0.71%	0.65%
Savings and club	0.12%	0.12%	0.12%	0.12%	0.12%
Certificates of deposit	1.46%	1.43%	1.38%	1.34%	1.30%
Total interest-bearing deposits	1.01%	0.98%	0.93%	0.90%	0.86%
Borrowings:
Federal Home Loan Bank Advances	2.27%	2.33%	2.33%	2.21%	2.08%
Other borrowings	0.56%	0.27%	0.27%	0.27%	0.35%
Total borrowings	2.20%	2.25%	2.25%	2.12%	1.96%
Total interest-bearing liabilities	1.28%	1.27%	1.24%	1.19%	1.10%

Interest rate spread (2)	2.15%	2.14%	2.13%	2.13%	2.21%
Net interest margin (3)	2.41%	2.41%	2.40%	2.40%	2.48%

Non-interest income to average assets (annualized)	0.29%	0.27%	0.26%	0.25%	0.20%
Non-interest expense to average assets (annualized)	1.85%	1.89%	1.77%	1.83%	1.84%

Efficiency ratio (4)	73.66%	75.63%	71.18%	74.12%	73.91%

Return on average assets (annualized)	0.44%	0.11%	0.43%	0.37%	0.36%
Return on average equity (annualized)	2.18%	0.51%	2.01%	1.64%	1.47%
(1) The yield on tax-exempt securities has not been adjusted to reflect their tax-effective yield.
(2) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3) Net interest income divided by average interest-earning assets.
(4) Non-interest expense divided by the sum of net interest income and non-interest income.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP	For the three months ended
(Dollars in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2018	2017	2017	2017	2017
Adjusted Net Income
Net income (GAAP)	$5,377	$1,269	$5,232	$4,404	$4,068
Effect to adjust for:
Merger-related expenses	401	1,193	-	-	-
Income tax benefit from merger-related expenses	(22)	(165)	-	-	-
Income tax expense for write-down of net deferred tax asset	-	4,867	-	-	-
Income tax benefit for write-down of net deferred tax liability	-	(1,381)	-	-	-
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	-	(769)	-	-	-
Adjusted net income (non-GAAP)	$5,756	$5,014	$5,232	$4,404	$4,068

Adjusted Net Income per Common Share (EPS)
Net income per common share Basic (GAAP)	$0.07	$0.02	$0.07	$0.05	$0.05
Effect to adjust for:
Merger-related expenses	0.01	0.02	-	-	-
Income tax benefit from merger-related expenses	(0.00)	(0.01)	-	-	-
Income tax expense for write-down of net deferred tax asset	-	0.06	-	-	-
Income tax benefit for write-down of net deferred tax liability	-	(0.02)	-	-	-
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	-	(0.01)	-	-	-
Adjusted net income per common share Basic (non-GAAP)	$0.08	$0.06	$0.07	$0.05	$0.05

Adjusted Net Income per Common Share (EPS)
Net income per common share Diluted (GAAP)	$0.07	$0.02	$0.07	$0.05	$0.05
Effect to adjust for:
Merger-related expenses	0.01	0.02	-	-	-
Income tax benefit from merger-related expenses	(0.00)	(0.01)	-	-	-
Income tax expense for write-down of net deferred tax asset	-	0.06	-	-	-
Income tax benefit for write-down of net deferred tax liability	-	(0.02)	-	-	-
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	-	(0.01)	-	-	-
Adjusted net income per common share Diluted (non-GAAP)	$0.08	$0.06	$0.07	$0.05	$0.05

Reconciliation of GAAP to Non-GAAP	For the three months ended
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Adjusted Non-Interest Expense Ratio
Non-interest expense to average assets (GAAP)	1.85%	1.89%	1.77%	1.83%	1.84%
Effect to adjust for:
Merger-related expenses	-0.03%	-0.10%	0.00%	0.00%	0.00%
Adjusted non-interest expense ratio (non-GAAP)	1.82%	1.79%	1.77%	1.83%	1.84%

Adjusted Efficiency Ratio
Non-interest expense / (Net interest income + non-interest income) (GAAP)	73.7%	75.6%	71.2%	74.1%	73.9%
Effect to adjust for:
Merger-related expenses	-1.3%	-3.9%	0.0%	0.0%	0.0%
Adjusted efficiency ratio (non-GAAP)	72.4%	71.7%	71.2%	74.1%	73.9%

Adjusted Return on Average Assets
Return on average assets (GAAP)	0.44%	0.11%	0.43%	0.37%	0.36%
Effect to adjust for:
Merger-related expenses	0.03%	0.09%	0.00%	0.00%	0.00%
Income tax benefit from merger-related expenses	0.00%	-0.01%	0.00%	0.00%	0.00%
Income tax expense for write-down of net deferred tax asset	0.00%	0.40%	0.00%	0.00%	0.00%
Income tax benefit for write-down of net deferred tax liability	0.00%	-0.11%	0.00%	0.00%	0.00%
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	0.00%	-0.06%	0.00%	0.00%	0.00%
Adjusted return on average assets (non-GAAP)	0.47%	0.42%	0.43%	0.37%	0.36%

Adjusted Return on Average Equity
Return on average equity (GAAP)	2.18%	0.51%	2.01%	1.64%	1.47%
Effect to adjust for:
Merger-related expenses	0.16%	0.48%	0.00%	0.00%	0.00%
Income tax benefit from merger-related expenses	-0.01%	-0.07%	0.00%	0.00%	0.00%
Income tax expense for write-down of net deferred tax asset	0.00%	1.94%	0.00%	0.00%	0.00%
Income tax benefit for write-down of net deferred tax liability	0.00%	-0.55%	0.00%	0.00%	0.00%
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	0.00%	-0.31%	0.00%	0.00%	0.00%
Adjusted return on average equity (non-GAAP)	2.33%	2.00%	2.01%	1.64%	1.47%